Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Other Service Providers” and “Experts” in the Combined Prospectus/Proxy Statement of the Perimeter Small Cap Growth Fund, a series of The Advisors’ Inner Circle Fund II, (the “Fund”) and the Perimeter Small Cap Growth Fund, a series of The RBB Fund, Inc., (the “RBB Fund”) in this Registration Statement (Form N-14) of The RBB Fund, Inc., “Representations and Warranties” in Appendix A, Agreement and Plan of Reorganization, included in the Registration Statement, “Financial Highlights” in the Fund’s Prospectuses (Investor Class Shares and I Shares) dated November 28, 2008 incorporated by reference in this Registration Statement, and “Independent Registered Public Accounting Firm” in the Fund’s Statement of Additional Information dated November 28, 2008 incorporated by reference in this Registration Statement, and to the incorporation by reference of our reports, dated September 25, 2008 and September 21, 2009, on the Fund’s financial statements and financial highlights included in the Fund’s July 31, 2008 and July 31, 2009 Annual Reports to Shareholders, respectively.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania

October 7, 2009